PROMISSORY NOTE SECURED BY DEED OF TRUST

Loan No. 61-0903985
San Francisco, California
September 22, 2006

$14,100,000.00
MERS MIN # 800010100000025956

1.    PROMISE TO PAY. For value received, the undersigned STAUNTON PLAZA, LLC, a Virginia limited liability company ("Borrower"), promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of FOURTEEN MILLION ONE HUNDRED THOUSAND AND NO/l00THS DOLLARS ($14,l00,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

2.    SECURED BY DEED OF TRUST. This Note is secured by, among other things, that Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) ("Security Instrument") of even date herewith given by Borrower for the benefit of Mortgage Electronic Registration Systems, Inc. a Delaware corporation, identifying this Note as an obligation secured thereby and encumbering certain real property described therein ("Property").

3.    DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings:
"30/360 Basis" means on the basis of a 360-day year consisting of 12 months of 30 days each.
"Actual/360 Basis" means on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.
"Adjusted Note Rate" means the interest rate of this Note from and after the Anticipated Repayment Date, which shall be equal to the greater of (i) Initial Note Rate plus five (5) percent per annum; or (ii) the Treasury Rate for the week ending prior to the Anticipated Repayment Date plus five (5) percent per annum.
"Amortization Period" means 30 years.
"Anchor Tenant" means Giant Food Stores, LLC and its successors and assigns.
"Anchor Tenant Lease" means that certain Lease between Anchor Tenant and Borrower dated January 13, 2005, and all amendments and modifications thereto.
"Anticipated Repayment Date" means October l. 2016.
"Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a

"day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.
"Code" means the Internal Revenue Code of 1986, as amended to date and as further amended from time to time, or any successor statutes thereto, together with applicable regulations issued pursuant thereto in temporary or final form. "Collateral" shall have the meaning stated in the Security Instrument.
"Credit Rating Event" means that Standard and Poor's Rating Services has issued a senior unsecured corporate credit rating for Lease Guarantor that is below "B+", or an equivalent rating has been issued by Moody's Investors Service, Inc., or by another credit rating agency acceptable to Lender in the event such credit rating agencies cease to exist or cease to provide credit rating services.
"Default" shall have the meaning stated in the Security Instrument.
"Default Rate" means the lesser of (a) a fixed annual rate equal to 5% plus the Note Rate and (b) the maximum rate of interest permitted by applicable law.
"Defeasance" means the Borrower's substitution of Defeasance Collateral and Lender's release of the lien of the Security Instrument upon satisfaction of all of the terms and conditions of Section 12.
"Defeasance Collateral" means obligations or securities, not subject to prepayment, call or early redemption, each of which qualifies as a "Government security" as defined in Section 2(a)(l6) of the Investment Company Act of 1940, as amended (15 U.S.C. §80a-l et seq.), together with all revenues and proceeds of such obligations or securities.
"Defeasance Date" means the date upon which the Defeasance is completed. "Defeasance Option End Date" means August 3l, 2016.
"Defeasance Option Period" means the period from and including the Defeasance Option Start Date to and including the Defeasance Option End Date.
"Defeasance Option Start Date" means the later of (a) the twenty-fifth Due Date following the Startup Day of any REMIC which holds this Note on the Defeasance Date and (b) October 1, 2009.
"Defeasance Security Agreements" means a pledge and security agreement and an account control agreement, each in form and substance customary in commercial mortgage defeasance transactions.
"Disbursement Date" means the date upon which the Loan proceeds are funded by Lender into escrow in connection with the closing of the Loan.
"Due Date" means the first day of each calendar month during the period commencing on the First Due Date and ending on September l, 2036.
"Effective Date" means the earlier of (a) the date the Security Instrument is recorded in the Office of the County Recorder of the county where the Property is located and (b) the date Lender authorizes the Loan proceeds to be released to Borrower.
"Excess Cash Flow" means all funds generated from the Property on a monthly basis, less each of the following: (i) Monthly P&I Payment Amount, (ii) payment of all Impounds due under Section 3 of Exhibit A of this Note; and (iii) funds sufficient to pay the Monthly Operating Expense Amount for the calendar month in which such Monthly P&I Payment Amount Becomes due.
"First Due Date" means October 1, 2006.
"First P&I Due Date" means November 1, 2006.
"Hyperamortization Commencement Date" means the Due Date immediately preceding the Anticipated Repayment Date.
"Initial Note Rate" means a fixed annual rate of 5.99%.
"Lease Guarantor" means KONINKLIJKE AHOLD N.V., a corporation organized under the laws of the

Netherlands.
"Leased Premises" means the premises demised by Anchor Tenant under the Anchor Tenant Lease. "Loan Documents" means the documents identified as such in Exhibit B.
"Maturity Date" means October 1, 2036.
"Monthly Operating Expense" means the monthly amount payable for operating expenses as set forth in the approved Annual Budget (defined in Exhibit A hereto) not otherwise paid or reserved for in the accounts for Impounds (described at Section 3 of Exhibit A hereto), together with other amounts incurred by Borrower (and approved by Lender) in connection with the operation and maintenance of the Property.
"New Lease" means a lease acceptable to Lender that (i) demises the Leased Premises or any portion thereof, (ii) is executed by a New Tenant, and (iii) contains (A) a term that extends no less than 5 years beyond the Anticipated Repayment Date at a minimum rent of $16.00 per square foot, or (B) other terms acceptable to Lender in its sole discretion.
"New Tenant" means a new tenant (or a renewal tenant) at the Property acceptable to Lender that executes a New Lease.
"Note Rate" means the Initial Note Rate or the Adjusted Note Rate, as applicable.
"Open Period Start Date" means September 1, 2016.
"P&I Payment Amount" means $84,446.00, based on the Note Rate and the Amortization Period.
"Prepayment Lockout End Date" means August 31, 2016.
"Prepayment Lockout Period" means the period from and including the Effective Date to and including the Prepayment Lockout End Date.
"Rating Agencies" means Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor's Rating Services and any other nationally-recognized statistical rating organization that, in connection with the securitization of the Loan by a REMIC maintains a rating, on the Defeasance Date, of the securities issued by the REMIC.
"REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.
"Startup Day" means the "startup day" within the meaning of Section 860G(a)(9) of the Code.
"Successor Borrower" means an entity designated by Lender whose sole purpose is to own the Defeasance Collateral delivered by Borrower under Section 12 and assume Borrower's obligations with respect to the Loan either alone, or together with the Defeasance Collateral for other, previously defeased loans or portions of loans assumed by Successor Borrower which are also held by the REMIC that holds this Note. Successor Borrower shall, in either case, be restricted from taking actions that could result in its bankruptcy or dissolution.
"Suspension Event" means the first Due Date immediately following the occurrence of one of the following, provided that no Default has occurred and no event has occurred that with the passage of time or giving of notice would be deemed a Default:
(i) following a Termination Event (as hereinafter defined), each of the following has occurred:
(A) a New Lease has been executed by one or more New Tenants demising the Leased Premises;
(B) all of the Leased Premises are occupied;
(C) each New Tenant is paying rent in accordance with the terms and conditions of its New Lease and is open for business;
(D) no New Tenant is in default under the terms and conditions of its New Lease, and there is no event which, with the passage of time or giving of notice, or both, would constitute a default under such lease, and
(E) Borrower has delivered to Lender an estoppel certificate acceptable to Lender from each New Tenant, or
(ii) following a Credit Rating Event, Standard & Poors Rating Services has issued a senior unsecured corporate credit rating for Lease Guarantor that is "BB" or above or an equivalent rating has been issued by Moody's Investors Service, Inc. (or by another credit rating agency acceptable to Lender in the event such credit rating agencies cease to exist or cease to provide credit rating services), and such credit rating has been maintained by Lease Guarantor for a period of at least six consecutive months.
"Termination Event" means that either (i) Anchor Tenant has (A) terminated its Anchor Tenant Lease or delivered notice terminating its Anchor Lease, (B) vacated the Leased Premises, (C) subleased the Leased Premises to a tenant that is not wholly owned by Anchor Tenant, or (D) ceased doing business at the Leased Premises, or (ii) Lease Guarantor has terminated or withdrawn its guaranty of the Anchor Tenant Lease.
"Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Anticipated Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Anticipated Repayment Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).
"Trigger Event" means the occurrence of a Termination Event or Credit Rating Event.

4.    INTEREST; PAYMENTS.

4.1 Interest Accrual. Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at the Note Rate calculated on an Actual/360 Basis.
4.2 Payments. Monthly payments, each in the P&I Payment Amount, shall commence on the First P&I Due Date and continue on each Due Date thereafter. In addition, if the Disbursement Date is not the first day of a calendar month, an interest-only payment shall be due on the First Due Date. Borrower acknowledges that the P&I Payment Amount was determined using a 30/360 Basis despite the fact that interest on this Note accrues on an Actual /360 Basis. All interest shall be paid in arrears. Except as otherwise specifically provided in this Note or the other Loan Documents, all payments and deposits due under this Note or the other Loan Documents shall be made to Lender not later than 12:00 noon, California time, on the day on which such payment or deposit is due. Any funds received by Lender after such time shall, for all purposes, be deemed to have been received on the next succeeding Business Day.
If all unpaid principal and accrued but unpaid interest is not fully repaid on the Anticipated Repayment Date, (i) the Note Rate shall increase from the Initial Note Rate to the Adjusted Note Rate, and (ii) the cash management procedures set forth in Section 13 below shall immediately become applicable. Interest accrued at the Adjusted Note Rate and not paid pursuant to the cash management provisions set forth in Section 13 shall be deferred and added to the principal balance of this Note (together with all accrued interest thereon) and shall earn interest at the Adjusted Note Rate to the extent permitted by applicable law (such accrued interest, together with any interest accrued thereon is hereinafter defined as "Accrued Interest"). All of the outstanding principal balance, including any Accrued Interest, shall be due and payable on the Maturity Date.
4.3 Acknowledgments. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.
4.4 Application of Payments. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Borrower irrevocably waives the right to direct the application of any payments at any time received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply any such payments to the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

5.    LATE CHA RGE; DEFAULT RATE.
5.1 Late Charge. If all or any portion of any payment (including, without limitation, any payment of any interest, P&I Payment Amount, impound or other deposit) required hereunder (other than the payment due on the Maturity Date) is not paid or deposited on or before the seventh day following the day on which the payment is due Borrower shall pay a late or collection charge, as liquidated damages, equal to 5% of the amount of such unpaid payment. If all or any portion of the payment due on the Maturity Date is paid after the Maturity Date and on a date which is not the first day of a month, Borrower shall pay a late or collection charge, as liquidated damages, equal to the interest which would have accrued on such amount during the period commencing on the date payment of such amount is actually made and ending on the last day of the calendar month in which payment of such amount is actually made. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 5.1 are a reasonable estimate of such expenses.
5.2 Default Rate. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at the Default Rate.

6.    MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

7.    ACCELERATION. If (a) Borrower shall fail to pay when due any sums payable under this Note, (b) any other Default shall occur; or (c) any other event or condition shall occur which, under the terms of the Security Instrument or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if the Security Instrument or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of the Security Instrument or such other Loan Document.

8.    BORROWER'S LIABILITY.
8.1 Limitation. Except as otherwise provided in this Section 8, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Property and the Collateral.
8.2 Exceptions. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender (a) for any losses or damages incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) with respect to any of the following matters: (i) fraud or willful misrepresentation, (ii) material physical waste of the Property or the Collateral, (iii) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Security Instrument on all or any portion of the Property; (iv) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note, (v) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (A) such indebtedness or other sums or (B) the normal and necessary operating expenses of the Property, or (vi) any breach by Borrower of any covenant in this Note or in any other Loan Document regarding Hazardous Materials (as defined in the Security Instrument) or any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made, (b) in the event the Property or the Collateral shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or
(ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within 90 days of filing; (c) in the event of a Default resulting from a Prohibited Property Transfer (as defined in the Security Instrument) or a Prohibited Equity Transfer (as defined in the Security Instrument); (d) in the event of a Default resulting from Borrower's breach of any covenant contained in Section 3.3 of Exhibit A hereto; or (e) if any representation or warranty contained in Section 5.2 of the Security Instrument related to the conduct, action or inaction of Borrower prior to the date hereof is false, incorrect or misleading in any material respect.
8.3 No Release or Impairment. Nothing contained in Section 8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.
8.4 Prevail and Control. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

9.     NON-GRANTOR BORROWER. If any Borrower is not also a Grantor (as defined in the Security Instrument), such Borrower hereby makes all representations and warranties contained in Article 5 of the Security Instrument, all covenants contained in Section 6.15 of the Security Instrument, and all indemnities contained in Section 6.19 of the Security lnstrument, jointly and severally with the Grantor, to and for the benefit of Beneficiary and Beneficiary Group (both as defined in the Security Instrument).

10.     MISCELLANEOUS.
10.1 Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.
10.2 Waiver of Presentment. Except as otherwise provided in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of intent to accelerate, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.
10.3 Delay In Enforcement. No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Security Instrument shall constitute a waiver of any breach, default or failure of condition under this Note, the Security Instrument or the obligations secured thereby. A waiver of any term of this Note, the Security Instrument or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.
10.4 Time of the Essence. Time is of the essence with respect to every provision hereof.
10.5 Governing Law. This Note shall be governed and construed generally according to the laws of the jurisdiction in which the real property collateral for this Note is located without regard to the conflicts of law provisions thereof ("Governing State").
10.6 Consent to Jurisdiction. BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE GOVERNING STATE. VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY ACTION RELATING TO THE LOAN OR THE OBLIGATIONS SECURED THEREUNDER OR THE RELATIONSHIPS CREATED BY OR UNDER THE LOAN DOCUMENTS ("ACTION") SHALL, AT THE ELECTION OF LENDER, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OFLENDER BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE GOVERNING STATE. BORROWER HEREBY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING STATE AND OF FEDERAL COURTS LOCATED IN THE GOVERNING STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR PURPOSES OF ANY ACTION. Borrower hereby waives and agrees not to assert, as a defense to any Action or a motion to transfer venue of any Action, (i) any claim that it is not subject to such jurisdiction, (ii) any claim that any Action may not be brought against it or is not maintainable in those courts or that this Note or any of the other Loan Documents may not be enforced in or by those courts, or that it is exempt or immune from execution, (iii) that the Action is brought in an inconvenient forum, or (iv) that the venue for the Action is in any way improper.
10.7 Counterparts. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.
10.8 Heirs, Successors and Assigns. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.
10.9 Severability. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.
10.10 Consents and Approvals. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides.
10.11 Notices. All notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:
Borrower:
Staunton Plaza, LLC
3060 Peachtree Road, Suite 1850
Atlanta, Georgia 30305
FAX No.' (404) 233-8039
Lender:
Wells Fargo Bank, National Association
1320 Willow Pass Road, Suite 205
Concord, CA 94520
Loan No. 61-0903985
FAX No.: (925) 691-5249

10. 12 Exhibits. Exhibits A and B attached hereto are incorporated herein by this reference.

11.    PREPAYMENT-DEFEASANCE ONLY. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender's making the Loan:
11.1 Voluntary Prepayment. Any voluntary prepayment of this Note (a) is prohibited during the Prepayment Lockout Period and (b) is permitted in full only, and not in part.

11.2 Prepayment Charge.
a. Basic Charge. Except as provided below, if this Note is prepaid prior to the Open Period Start Date, whether such prepayment is involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (A) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from the Anticipated Repayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (B) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Anticipated Repayment Date (or if two or more such securities have maturity dates equally close to the Anticipated Repayment Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if the scheduled Due Dates are monthly, or 4, if the Due Dates are quarterly.
b. Additional Charge. If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon Full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 11.2.a above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.
c. Exclusion. Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.
11.3 Effect of Prepayment. No partial prepayment of this Note shall change any Due Date or the P&I Payment Amount, unless Lender otherwise agrees in writing.
11.4 Waiver. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section 11 and agrees that if this Note is prepaid, Borrower shall pay the prepayment charge set forth above. Borrower hereby acknowledges that (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; and (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein.
Borrower's Initials:

12.     DEFEASANCE-FULL.
12.1 Borrower Right to Defease. At any time during the Defeasance Option Period, Borrower may elect to effect Defeasance in accordance with the provisions of this Section 12, at Borrower's sole cost and expense.
12.2 Conditions. Borrower shall only have the right to cause a Defeasance if all of the following conditions have been satisfied:
a. Notice. Borrower shall give at least 60 days but not more than 90 days written notice to Lender specifying the Borrower's intended Defeasance Date. Simultaneously with the delivery of such notice, Borrower shall deposit with Lender an amount estimated by Lender to be sufficient to reimburse Lender's anticipated expenses in connection with the Defeasance, for which Borrower shall be solely responsible whether or not the Defeasance shall be completed. If any such notice shall have been given by Borrower, Borrower shall be obligated to complete the Defeasance on the Defeasance Date, unless such notice is revoked in writing by Borrower prior to the Defeasance Date. Upon completion of the Defeasance or revocation by Borrower as specified above, Lender shall return any surplus deposit to Borrower,
b. No Default. No Default shall exist or would exist with notice or passage of time, or both, either on the date of receipt of Borrower's notice under Section l2.2.a above or on the Defeasance Date,
c. Payments. Borrower shall pay in full, on or before the Defeasance Date (i) all unpaid interest accruing under this Note to and including the Defeasance Date (or otherwise cause Successor Borrower to assume liability for such interest), (ii) all other sums due under this Note and the other Loan Documents on or before the Defeasance Date, (iii) all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Defeasance, the release of the lien of the Security Instrument on the Property, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreements and related documentation, (iv) a defeasance fee to Lender of l% of the outstanding principal balance of the Loan as of the Defeasance Date, and (v) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of this Note or the Defeasance;
d. Deliveries. Borrower shall, at Borrower's sole cost and expense, deliver the following items to Lender on or before the Defeasance Date:
(i) The Defeasance Collateral, as substitute collateral for the Loan; provided however, that the principal and interest payments under the Defeasance Collateral (without regard to earnings from reinvestment of proceeds) must be, in timing and amounts, sufficient to provide for payment prior, but as close as possible, to (A) all Due Dates occurring after the Defeasance Date, with each such payment being equal to or greater than the amount of the corresponding P&I Payment Amount, and (B) the Anticipated Repayment Date (with such payment being equal to or greater than the amount of the principal and interest payment that would otherwise be due on the Maturity Date); and provided further, however, that Borrower shall take such actions, enter such agreements and issue such orders or directions (including those specified below), as are necessary or appropriate and in accordance with customary commercial standards to effectuate book-entry transfers and pledges through the book-entry facilities of the institution holding the Defeasance Collateral or otherwise to create and perfect a valid, enforceable, first priority security interest in the Defeasance Collateral in favor of Lender;
(ii) The Defeasance Security Agreements creating, attaching and perfecting a first priority security interest in favor of Lender in the Defeasance Collateral under the law of the jurisdiction selected by Lender, which agreements shall provide, among other things, that all payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender to amounts then due and payable under this Note;
(iii) A certificate of Borrower certifying that all of the requirements of this Section 12 have been satisfied;

(iv) Opinions of counsel for Borrower, addressed to Lender and all Rating Agencies and delivered by counsel satisfactory to Lender, subject only to customary assumptions, qualifications and exceptions, stating, among other things, that (A) Lender has a perfected first priority security interest in the Defeasance Collateral, (B) the Defeasance Security Agreements are enforceable against Borrower in accordance with their terms and (C) any REMIC that holds this Note immediately prior to the Defeasance Date will not, as a result of the Defeasance, fail to maintain its status as a REMIC;
(v) A certificate, addressed to Lender and all Rating Agencies, from a firm of independent certified public accountants acceptable to Lender, subject only to customary assumptions, qualifications and exceptions, certifying that the Defeasance Collateral satisfies the requirements of Section 12.2.d. (i) above and certifying that in no fiscal year of Successor Borrower will the interest earned on the Defeasance Collateral exceed the interest payable for the same period on the Loan under this Note,
(vi) If this Note is held by a REMIC, written evidence from all of the Rating Agencies that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities representing interests in such REMIC which are then outstanding; and
(vii) Such other certificates, opinions, documents or instruments as are customary in commercial mortgage defeasance transactions to effect the Defeasance.
e. Release of Lien. Upon satisfaction of all conditions specified in this Section 12, the Property and the Collateral shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral and the proceeds thereof shall constitute the only collateral securing the obligations of Borrower under this Note and the other Loan Documents. Lender shall, at Borrower's expense, prepare, execute and deliver any instruments reasonably necessary to release the lien of the Security Instrument from the Property and the Collateral.
f. Assignment and Assumption. In connection with the Defeasance, Borrower shall, at the request of Lender, assign all of its right, title and interest in and to the pledged Defeasance Collateral and all its obligations and rights under this Note and the Defeasance Security Agreements to Successor Borrower. Successor Borrower shall execute an assumption agreement in form and substance customary in commercial mortgage defeasance transactions, pursuant to which it shall assume Borrower's obligations under this Note and the Defeasancc Security Agreements. As conditions to such assignment and assumption, Borrower shall (i) deliver to Lender opinions of counsel addressed to Lender and all Rating Agencies, in form and substance customary in commercial Defeasance transactions and delivered by counsel satisfactory to Lender, and subject only to customary assumptions, qualifications and exceptions, stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower in accordance with its terms and that this Note and the Defeasance Security Agreements, as so assumed, are enforceable against Successor Borrower in accordance with their respective terms, and that the bankruptcy of any affiliate of Successor Borrower will not affect the assets of Successor Borrower; and (ii) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the formation or review of Successor Borrower and the preparation of the assumption agreement and related documentation). Upon such assumption by Successor Borrower, Borrower shall be relieved of its obligations under this Note, the Defeasance Security Agreements and the other Loan Documents other than (iii) representations and warranties made in connection with the Defeasance, (iv) the obligation to effect the Defeasance in accordance with this Section 12, and to provide further assurances as necessary to do so, (v) liability for losses to Lender resulting from an avoidance, rescission or set-aside of the Defeasance as a result of actions taken or suffered by Borrower, and (vi) those obligations which are specifically intended to survive the repayment of the Loan or other termination, satisfaction or assignment of this Note, the Defeasance Security Agreements or the other Loan Documents or Lender's exercise of its rights and remedies under any of such documents and instruments.

13.     HYPERAMORTIZATION. (a) Contemporaneously herewith, Borrower has executed a Cash Management Agreement (Springing Hard) ("Cash Management Agreement") pursuant to which upon the occurrence of the Hyperamortization Commencement Date or the Trigger Event, all rents and all other income, proceeds and other revenues generated or otherwise derived from or attributable to the Property shall be deposited in a deposit account with a financial institution named by Lender ("Cash Management Account"). If the Trigger Event occurs prior to the Anticipated Repayment Date, following deposit into the Cash Management Account, all Excess Cashflow shall be deposited into an Impound held by Lender as additional collateral for the Loan (the "Excess Cashflow Impound") until the first to occur of the Suspension Event or the Anticipated Repayment Date. From and after the Anticipated Repayment Date, (notwithstanding the occurrence of any Trigger Event), provided no Default has occurred and no event has occurred which, with the passage of time, notice or both, would constitute a Default, the funds deposited into the Cash Management Account shall be disbursed in accordance with this Section 13 in the following specified order of payment:
(i) First, payments to be made to the Tax Impound and Insurance Impound in accordance with the terms of this Note and the Security Instrument;
(ii) Second, payment of the P&I Payment Amount (plus, if applicable, interest at the Default Rate and any other charges then due to Lender under the Loan Documents) to be applied first to the payment of interest computed at the Initial Note Rate with the remainder applied to the reduction of the principal balance of this Note,
(iii) Third, payments required to be made to any other Impounds (other than the Excess Cash Flow Impound, as defined in Exhibit A) established pursuant to this Note or any of the other Loan Documents,
(iv) Fourth, payments of the monthly operating expenses incurred for the Property ("Monthly Operating Expenses"), pursuant to the terms of the approved Annual Budget (as hereinafter defined), but excluding any Affiliate Expenses (as hereinafter defined);
(v) Fifth, payment of Extraordinary Expenses (as hereinafter defined) approved in writing by Lender, in any;
(vi) Sixth, payment of any other amounts due under any of the Loan Documents, including, without limitation, any advances made by Lender thereunder for the protection of the Property or Lender's liens and security interests;
(vii) Seventh, payment to Lender to be applied against the principal balance of this Note (but not including any Accrued Interest) until such principal amount (not including any Accrued Interest) is paid in full;
(viii) Eighth, payment of Accrued Interest;
(ix) Ninth, payment of Affiliate Expenses; and
(x) Tenth, payment to Borrower of any remaining funds (unless the Trigger Event shall have occurred, upon which such funds shall be deposited with Lender into the Excess Cash Flow Impound (as defined in Exhibit A) until the occurrence of the Suspension Event).
(b) Nothing provided above shall limit, reduce or otherwise affect Borrower's obligations under the Loan Documents including, without limitation, me obligations of Borrower to: (i) operate and maintain (and to pay currently all expenses to operate and maintain) the Property; (ii) pay the P&I Payment Amount on each Due Date; (iii) fund all Impounds established or required under the Loan Documents; and (iv) pay all other amounts due at any time under this Note, the Security Instrument, and the other Loan Documents, even though the sums available in the Accounts (as defined in the Cash Management Agreement) under the Cash Management Agreement may be insufficient at any time to make such payments.

14.     WAIVER OF JURY TRIAL. TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.

15.     FINAL EXPRESSION/NO ORAL AGREEMENTS. READ THIS DOCUMENT CAREFULLY. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

16.     LOCAL LAW PROVISIONS. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Note, the terms and conditions of this Section shall be binding.
a. None

/ [REMAINDER OF PAGE INTENTIQNALLY LEFT BLANK]

Intending to be fully bound, Borrower has executed this Note effective as of the day and year first above written.
"BORROWER"

STAUNTON PLAZA, LLC,
a Virginia limited liability company
By: /s/ Roland Guyot
Roland Guyot, Managing Member

By: /s/ Stephen B. Swartz
Stephen B. Swartz, Managing Member

Loan No. 61-0903985

EXHIBIT A TO PROMISSORY NOTE
Additional Terms And Conditions

This Exhibit A is attached to and forms a part of that Promissory Note ("Note") executed by STAUNTON PLAZA, LLC, a Virginia limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").
1.     DISBURSEMENT OF LOAN PROCEEDS: LIMITATION OF LIABILITY. Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Pioneer Title, Virginia Beach as agent for First American Title Insurance Company. With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not (a) any claim for such damages is based on ton or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation.
2.     FINANCIAL STATEMENTS.
2.1 Statements Required. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Borrower shall provide to Lender the following:
a. Operating Statement. Not later than 10 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower, showing all revenues and expenses during such month or quarter and year-to-date, relating to the Property, including, without limitation, all information requested under any of the Loan Documents;
b. Rent Roll. Not later than 10 days after and as of the end of each calendar month during the period prior to any sale of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic: rental amount, dates of commencement and expiration of the lease, and payment status;
c. Balance Sheet. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower, showing all assets and liabilities of Borrower; and
d. Other Information. From time to time, upon Lender's delivery to Borrower of at least 10 days' prior written notice, such other information with regard to Borrower, principals of Borrower, guarantors or the Property as Lender may reasonably request in writing.
e. Annual Budget. For each fiscal year commencing January 1, Borrower shall submit to Lender for Lender's written approval an operating budget for the next succeeding fiscal year, on a month by month basis, including cash flow projections and all proposed capital replacements and improvements and other expenses of the Property (the "Annual Budget") not later than sixty (60) days prior to the commencement of such fiscal year, in form and substance satisfactory to Lender. Lender shall have the right to approve such Annual Budget and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections and Borrower shall within five (5) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender. This procedure shall be repeated until Lender approves an Annual Budget. Until such time as Lender approves a proposed Annual Budget, the most recently approved Annual Budget shall apply; provided that such approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums, and utility expenses and to defer any management fees, leasing commissions, or other payments to, or any personal expenses of, Borrower or any person or entity which is directly or indirectly controlling, controlled by, or under common control with, Borrower or any guarantor or indemnitor with respect to the Loan ("Affiliate Expenses"). In the event that Borrower proposes to incur an extraordinary operating expense or capital expense not set forth in the approved Annual Budget then in effect (an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's written approval. Borrower covenants and agrees to incur costs only in accordance with the approved Annual Budget.
2.2 Form: Warranty. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 2.1 shall: (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to Section 2.1 shall not contain any misrepresentation or omission of a material fact.
2.3 Late Charge. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to Section 2.1 is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500 per item. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender, Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 2.3 are a reasonable estimate of such expenses.
3.     IMPOUNDS.
3.1 Tax Impound. Borrower shall deposit with Lender the following amount(s) (collectively, "Tax lmpound"): (a) $l8.595.00 on the Disbursement Date and (b) on the First P&I Due Date and on each Due Date thereafter, an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay the taxes, assessments and other liabilities payable by Borrower under Section 6.9 of the Security Instrument ("Taxes") at least 45 days prior to each date on which Taxes become delinquent ("Delinquency Date"). The initial estimated monthly amount to be deposited by Borrower for Taxes on each Due Date is $3,719.00. If Lender determines at any time that the Tax Impound will not be sufficient to pay any Taxes at least 45 days prior to the Delinquency Date, Lender shall notify Borrower of such determination and Borrower shall deposit with Lender the amount of such deficiency not more than 10 days after Borrower's receipt of such notice, provided, however, if Borrower receives notice of any such deficiency less than 45 days prior to the Delinquency Date, Borrower shall deposit the amount of such deficiency with Lender not more than 3 Business Days after Borrower's receipt of such notice but in no event later than the Business Day immediately preceding the Delinquency Date. So long as no Default exists, Lender shall apply the Tax Impound to the payment of the Taxes.

3.2 Insurance Impound. Borrower shall deposit with Lender the following amounts(s) (collectively, "Insurance Impound"): (a) $1,996.00 on the Disbursement Date and (b) on the First P&I Due Date and on each Due Date thereafter, an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay the premiums for insurance required to be maintained by Borrower under Section 6.10 of the Security Instrument ("Insurance Premiums") at least 45 days prior to the date on which the current such insurance policies expire ("Insurance Expiration Date"). The initial estimated monthly amount to be deposited by Borrower for Insurance Premiums on each Due Date is $998.00. If Lender determines at any time that the Insurance Impound will not be sufficient to pay the Insurance Premiums at least 45 days prior to the Insurance Expiration Date, Lender shall notify Borrower of such determination and Borrower shall deposit with Lender the amount of such deficiency not more that 10 days after Borrower's receipt of such notice; provided, however, if Borrower receives notice of any such deficiency less than 45 days prior to the Insurance Expiration Date, Borrower shall deposit the amount of such deficiency with Lender not more than 3 Business Days after Borrower's receipt of such notice but in no event later than the day immediately preceding the Insurance Expiration Date. So long as no Default exists, Lender shall apply the Insurance Impound to the payment of the Insurance Premiums.
3.3 Excess Cash Flow Impound: Cash Management.
(a) Commencing upon the occurrence of the Trigger Event and continuing until the Suspension Event, the Excess Cash Flow shall be deposited into an account maintained by Lender or its servicing agent, which may be segregated or commingled with other accounts (the "Excess Cash Flow Impound"). The Excess Cash Flow Impound shall be held by Lender as additional collateral for the Loan and may be applied by Lender during the term of the Loan as Lender deems appropriate in Lender's sole discretion. Notwithstanding the immediately preceding sentence to the contrary, all funds then remaining in the Excess Cash Flow Impound shall be disbursed to Borrower in one disbursement (rather than multiple partial disbursements) upon the occurrence of each of the following: (i) a Suspension Event, (ii) Borrower's written request to Lender for disbursement, and (iii) if the Trigger Event occurred due to a Lease Termination, satisfaction of the Disbursement Criteria (as defined below). For purposes herein, the "Disbursement Criteria" shall mean the satisfaction of each of the following, as determined by Lender in its sole discretion:
(i) Borrower has delivered to Lender each fully executed New Lease,
(i) Borrower has delivered to Lender (A) a written certification that all tenant improvements have been paid for and completed in a lien-free and workmanlike manner in accordance with each New Lease, and (B) paid invoices, mechanic's lien waivers and other evidence Lender may require indicating such lien-free completion; and
(ii) Borrower has delivered to Lender an estoppel certificate executed by each New Tenant, including such tenant's acknowledgment that all tenant improvements have been satisfactorily completed.
(b) If upon the occurrence of a Suspension Event, (i) the Anticipated Repayment Date has not yet occurred, the obligations under the Cash Management Agreement shall be suspended until the first to occur of another Trigger Event or the Hyperamortization Commencement Date, and (ii) the Anticipated Repayment Date has occurred, the obligations under the Cash Management Agreement shall continue in accordance with its terms.
3.4 Capital Expenditures Impound. Borrower shall deposit with Lender the following amount(s) (collectively, "Capital Expenditures Impound"): $975.00 on the First P&I Due Date and on each Due Date thereafter for payment or reimbursement of the Capital Expenditures (defined below) until the amount of $11,700.00 ("Cap Ex Threshold") is achieved. So long as no Default exists, Lender shall disburse funds from the Capital Expenditures Impound to Borrower no more frequently than monthly, in increments of no less than $5,000.00 per disbursement, to pay or reimburse Borrower for the Capital Expenditures, provided, however, that Lender shall have received and approved each of the following:
(a) Borrower's written request for such disbursement, including a reasonably detailed description and cost breakdown of the Capital Expenditures covered by the request and Borrower's certification that all such Capital Expenditures have been paid or incurred by Borrower for work completed lien-free and in a workmanlike manner;
(b) copies of invoices supporting the request for such disbursement;
(c) (if required by Lender, an inspection report signed by an inspector selected by Lender; and
(d) such other evidence as Lender shall require in support of Borrower's certification.
Borrower shall complete the lien-free performance or installation of the Capital Expenditures from time to time as necessary, in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.
Once the Cap Ex Threshold has been achieved at any time and funds are subsequently disbursed in accordance with provisions above so that the balance available for disbursement from the Capital Expenditures Impound is less than the Cap Ex Threshold, Borrower shall be required to pay the amount of $975.00 to Lender commencing on the next following Due Date and continuing on each Due Date thereafter until the Cap Ex Threshold has again been achieved.
"Capital Expenditures" shall mean major repairs and replacements to maintain or improve the Property, including, without limitation, structural repairs, roof replacements, HVAC repairs and replacements, mechanical and plumbing repairs and replacements and boiler repair and replacements.
3.5 Deferred Maintenance Impound. Lender has agreed to waive the requirement of an Impound for Deferred Maintenance Work (defined below). Notwithstanding such waiver, within 6 months after the Effective Date, Borrower shall complete the lien-free performance of the Deferred Maintenance Work, and shall furnish to Lender satisfactory evidence of such completion. Borrower shall perform the Deferred Maintenance Work in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.
"Deferred Maintenance Work" shall mean those items set forth on Exhibit C attached hereto and as more fully described in the Property Condition Report dated August 31, 2006, prepared by Land America Assessment Corporation.
3.6 Disbursement. Lender shall disburse any Impounds to Borrower through a funds transfer of such Impounds initiated by Lender to the following account or such other account as Borrower specifies in a notice to Lender:
Bank Name:
ABA Routing No.:
Account Name:
Reference:
Advise:
Lender shall determine the funds transfer system and other means to be used in making each such disbursement. Borrower agrees that each such funds transfer initiated by Lender shall be deemed to be a funds transfer properly authorized by Borrower, even if the transfer is not actually properly authorized by Borrower. Borrower acknowledges that Lender shall rely on the account number and ABA routing number set forth above or specified in a notice from Borrower to Lender, even if such account number identifies an account with a name different from the name so specified, or the routing number identifies a bank different from the bank so specified. If Borrower learns of any error in the transfer of any Impounds or of any transfer which was not properly authorized, Borrower shall notify Lender as soon as possible in writing but in no ease more than 14 days after Lender's first confirmation to Borrower of such transfer.
3.7 General. All deposits required to be made by Borrower under this Section 3 constitute Impounds (as defined in the Security Instrument) and reference is made to the Security Instrument for other provisions regarding Impounds, including, without limitation, a description of the account(s) into which Impounds shall be deposited. Lender shall have the right to enter upon the Property at all reasonable times to inspect any work for which Impounds are now or hereafter required but Lender shall not be obligated to supervise or inspect any such work or to inform Borrower or any third party regarding any aspect of any such work. Borrower shall pay to Lender all reasonable fees, costs and expenses charged, paid or incurred by Lender from time to time in connection with any request of Borrower for a disbursement of funds from the Impounds (other than the Tax Impound and the Insurance Impound). Borrower authorizes Lender to disburse directly to Lender, from the Impounds or from funds to be disbursed to Borrower from the Impounds, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses.

4.     TWO-TIME RIGHT OF TRANSFER OF PROPERTY. Notwithstanding anything to the contrary contained in Section 6.15 of the Security Instrument, Lender shall, two times only, consent to the voluntary sale or exchange of all of the Property by Grantor (as defined in the Security Instrument) so long as no Default has occurred and is continuing and all of the following conditions precedent have been satisfied:
4.1 Notice. Lender's receipt of not less than 60 days' prior written notice of the proposed sale or exchange,
4.2 Credit Review and Underwriting. Lender's reasonable determination that the proposed purchaser, the proposed guarantor(s), if any, and the Property all satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any decrease in the Property's cash flow which would result from any increase in read property taxes due to any anticipated reassessment of the Property for tax purposes and (b) Any requirement of Lender that the purposed purchaser satisfy Lender's then applicable criteria for a single purpose bankruptcy remote entity;
4.3 Experience. Lender's reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties similar to the Property,
4.4 Impounds. Lender's receipt of such new or increased Impounds as Lender may require, including, without limitation, new or increased Impounds for taxes, insurance, tenant improvements and leasing commissions, capital improvements, capital expenditures and deferred maintenance, and the amendment of the Loan Documents to require the purchaser to make monthly deposits of such new or increased Impounds for such purposes thereafter;
4.5 Documents and Instruments. Lender 's receipt of such fully executed documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation,
(a) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to such amendments to the Loan Documents as Lender may reasonably require in order to reflect the change in the borrowing entity and principals and any new or increased Impounds and (b) a consent to the sale or exchange by each existing guarantors and a reaffirmation of each guarantor's obligations and liabilities under each guaranty or the execution of new guaranties by new guarantors reasonably satisfactory to Lender;
4.6 Title Insurance. If required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of the Security Instrument and the priority thereof will not be impaired or affected by reason of such sale or exchange of the Property;
4.7 Assumption Fee. Payment to Lender of an assumption fee equal to 1% of the then outstanding principal balance of this Note, but not less than $15,000;
4.8 Costs and Expenses. Reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such sale or exchange and Lender's consent thereto, including, without limitation, all in- house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultant's fees and any fees or charges of the applicable Rating Agencies,
4.9 No Downgrade. If required by Lender, delivery to Lender of written evidence from the Rating Agencies that such sale or exchange will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the sale or exchange for any securities issued in connection with the securitization of the Loan which are then outstanding; and
4.10 No Adverse REMIC Event. If required by Lender, delivery to Lender of an opinion of tax counsel, in form and content and issued by tax counsel satisfactory to Lender's counsel, that such sale or exchange shall not (a) constitute a "significant modification" of the Loan within the meaning of Treasury Regulation Section l.860G-2(b) or (b) cause the Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(&)(3)(A) of the Code.
Lender shall fully release Borrower and each existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the purchaser and each new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a sale or exchange in accordance with the provisions of this Section.
5.     PREPAYMENT.
5.1 The Note contains provisions which permit: Full Defeasance Only.

Loan No. 61-0903985
EXHIBIT B TO PROMISSORY NOTE
Loan Documents and Other Related Documents
This Exhibit B is attached to and forms a part of that Promissory Note ("Note") executed by STAUNTON PLAZA, LLC, a Virginia limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").
1. LOAN DOCUMENTS. The documents numbered 1.1 through 1.14 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Note are collectively referred to as the "Loan Documents."
1.1 This Note;
1.2 Security Instrument,
1.3 State of Virginia Uniform Commercial Code - Financing Statements - Form UCC-1,
1.4 Limited Liability Company Borrowing Certificate;
1.5 Estoppels, Non-Disturbance and Attornment Agreements of various date(s);
1.6 Subordination Agreements, and Estoppels, Non-Disturbance and Attornment Agreements of various date(s);
1.7 Assignment of Management Contracts,
1.8 Payment Method Agreement/Autodebit Authorization;
1.9 Agreement Regarding Required Insurance,
1.10 Hazardous Materials Indemnity Agreement;
1.1 1 Springing Hard Cash Management Agreement,
1.12 Agreement for Disbursement Prior to Recording and Amendment to Note,
1.13 Limited Guaranty (Guyot); and 4
1.14 Limited Guaranty (Swartz);

EXHIBIT C TO PROMISSORY NOTE
DEFERRED MAINTENANCE

Table 1
IMMEDIATE REPAIR ANDFERRED MAINTENANCE EXPENDITURES